                                                                    EXHIBIT 99.1

This Statement on Form 3 is filed by the Reporting Persons listed below. The principal business address of the Reporting Persons is 333 South Grand Avenue,
28th Floor, Los Angeles, CA 90071.

Name of Designated Filer: OAKTREE CAPITAL MANAGEMENT, L.P.

Date of Event Requiring Statement: July 13, 2017.

Issuer Name: Fifth Street Finance Corp. [FSC]

                                   OAKTREE CAPITAL MANAGEMENT, L.P.

                                   By:   /s/ Mary Gallegly
                                         ---------------------------------------
                                         Name: Mary Gallegly
                                         Title: Vice President

                                   OAKTREE HOLDINGS, INC.

                                   By:   /s/ Mary Gallegly
                                         ---------------------------------------
                                         Name: Mary Gallegly
                                         Title: Vice President

                                   OAKTREE CAPITAL GROUP, LLC

                                   By:   Oaktree Capital Group Holdings GP, LLC
                                   Its:  Manager

                                   By:   /s/ Mary Gallegly
                                         ---------------------------------------
                                         Name: Mary Gallegly
                                         Title: Vice President

                                   OAKTREE CAPITAL GROUP HOLDINGS GP, LLC

                                   By:   /s/ Mary Gallegly
                                         ---------------------------------------
                                         Name: Mary Gallegly
                                         Title: Vice President